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                                                                     EXHIBIT 4.1


                            ELDORADO BANCSHARES, INC.
                1999 STOCK OPTION PLAN FOR NON-EMPLOYEE DIRECTORS

1.       PURPOSE

         The purpose of this 1999 Stock Option Plan for Non-Employee Directors (the "Plan") is to advance the interests of Eldorado Bancshares, Inc. (the "Company") by enhancing the ability of the Company to attract and retain non-employee directors who are in a position to make significant contributions to the success of the Company and to provide reasonable compensation to those directors for such contributions through ownership of shares of Company common stock, $.01 par value per share (the "Stock").

2.       ADMINISTRATION

         The Plan shall be administered by the Board of Directors (the "Board") of the Company. The Board shall have authority, not inconsistent with the express provisions of the Plan, (a) to grant options to such directors as are eligible to receive options; (b) to determine the number of shares of Stock subject to each option; (c) to determine the terms and conditions of each option; (d) to prescribe the form or forms of instruments evidencing options and any other instruments required under the Plan and to change such forms from time to time; (e) to adopt, amend and rescind rules and regulations for the administration of the Plan; and (f) to interpret the Plan and to decide any questions and settle all controversies and disputes that may arise in connection with the Plan. Any such determination of the Board shall be conclusive and shall bind all parties.

         The Board may, in its discretion, delegate some or all of its powers with respect to the Plan to the Compensation Committee of the Board of Directors (the "Committee"), in which event all references in this Plan (as appropriate) to the Board shall be deemed to refer to the Committee. A majority of the members of the Committee, if one is appointed, shall constitute a quorum. Any determination of the Committee under the Plan may be made without notice or meeting of the Committee by a writing signed by a majority of the Committee members.

3.       EFFECTIVE DATE AND TERM OF PLAN

         The Plan shall become effective on the date on which the Plan is approved by the shareholders of the Company. No option shall be granted under the Plan after the completion of ten years from the date on which the Plan was approved by the shareholders, but options previously granted may extend beyond that date.

4.       SHARES SUBJECT TO THE PLAN

         (a) NUMBER OF SHARES. Subject to adjustment as provided in Section 4(c), the aggregate number of shares of Stock that may be issued upon the exercise of options granted under the Plan shall be Two Hundred Thousand (200,000). If any option granted under the Plan terminates without having been exercised in full, the number of shares of Stock as to which such option was not exercised shall be available for future grants within the limits set forth in this Section 4(a).



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         (b) SHARES TO BE ISSUED. Shares issued under the Plan shall be authorized but unissued Stock or, if the Board so decides in its sole discretion, previously issued Stock acquired by the Company and held in treasury. No fractional shares of Stock shall be issued under the Plan.

         (c) CHANGES IN STOCK. In the event of a stock dividend, stock split or combination of shares, recapitalization or other change in the Company's capital stock, the number and kind of shares of stock or securities of the Company subject to options then outstanding or subsequently granted under the Plan, the maximum number of shares or securities that may be delivered under the Plan, the exercise price and other relevant provisions shall be appropriately adjusted by the Board, whose determination shall be binding on all persons. The Board may also adjust the number of shares subject to outstanding options and the exercise price and the terms of outstanding options to take into consideration material changes in accounting practices or principles, extraordinary dividends, consolidations or mergers, acquisitions or dispositions of stock or property or any other event if it is determined by the Board that such adjustment is appropriate to avoid distortion in the operation of the Plan.

5.       ELIGIBILITY FOR OPTIONS

         Directors eligible to receive options under the Plan ("Eligible Directors") shall be those directors who are not employees of the Company or any subsidiary of the Company.

6.       TERMS AND CONDITIONS OF OPTIONS

         (a) NUMBER OF OPTIONS. On the date of the first meeting of the Board following the annual meeting of stockholders at which an Eligible Director is elected or re-elected, he or she shall be awarded an option covering a number of shares of Stock to be determined by the Board on such date.

         (b) EXERCISE PRICE. The exercise price of each option or portion thereof shall be determined by the Board in its sole discretion, but in no event shall any exercise price be less than the Fair Market Value of the Stock on the date of grant. For purposes of the Plan, (i) the "Fair Market Value" of a share of Stock on any date shall be the Closing Price on such day, or it there was no Closing Price on such day, the most recent day prior thereto on which there was a Closing Price, and (ii) the "Closing Price" shall be the last sale price as reported on the principal market or automated quotation system on which the Stock is traded or, if no last sale is reported, then the average of the highest bid and lowest asked prices at the close of business on that day.

         (c) DURATION OF OPTIONS. The latest date on which an option may be exercised shall be the date that is six years from the date the option was granted.

         (d) EXERCISE OF OPTIONS.

                  (1) Unless the Board otherwise determines, the shares of Stock that are the subject of the option shall become exercisable as follows:


                                      CUMULATIVE
    MONTHS FROM GRANT           PERCENTAGE EXERCISABLE
    -----------------           ----------------------
            6                            0.0%
            12                           0.0%
            18                           16.7%
            24                           33.3%
            30                           50.0%
            36                           66.7%



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

            42                           83.3%
            48                          100.0%

                  (2) Any exercise of an option shall be in writing, signed by the proper person and delivered or mailed to the Company, accompanied by (i) any documentation required by the Board and (ii) payment in full for the number of shares for which the option is exercised.

                  (3) If an option is exercised by the executor or administrator of a deceased director, or by the person or persons to whom the option has been transferred by the director's will or the applicable laws of descent and distribution, the Company shall be under no obligation to issue Stock pursuant to such exercise until the Company is satisfied as to the authority of the person or persons exercising the option.

         (e) PAYMENT FOR AND DELIVERY OF STOCK. Stock purchased under the Plan shall be paid for as follows: (i) in cash or by check (acceptable to the Company in accordance with guidelines established for this purpose), bank draft or money order payable to the order of the Company or (ii) if so permitted by the original terms of the option or by the Board after grant of the option, (A) through the delivery of shares of Stock having a Fair Market Value on the last business day preceding the date of exercise equal to the purchase price, (B) by having the Company hold back from the shares transferred upon exercise Stock having a Fair Market Value on the last business day preceding the date of exercise equal to the purchase price, (C) by delivery of a promissory note of the option holder to the Company, such note to be payable on such terms as are specified and approved in advance by the Board, (D) by delivery of an unconditional and irrevocable undertaking by a broker to deliver promptly to the Company sufficient funds to pay the exercise price, or (E) by any combination of the permissible forms of payment.

         An option holder shall not have the rights of a shareholder with regard to awards under the Plan except as to Stock actually received by him or her under the Plan.

         The Company shall not be obligated to deliver any shares of Stock (i) until, in the opinion of the Company's counsel, all applicable federal and state laws and regulations have been complied with, and (ii) if the outstanding Stock is at the time listed on any stock exchange or automated quotation system, until the shares to be delivered have been listed or authorized to be listed on such exchange or system upon official notice of issuance, and (iii) until all other legal matters in connection with the issuance and delivery of such shares have been approved by the Company's counsel. If the sale of Stock has not been registered under the Securities Act of 1933, as amended (the "1933 Act"), the Company may require, as a condition to exercise of the option, such representations or agreements as counsel for the Company may consider appropriate to avoid violation of such 1933 Act and may require that the certificates evidencing such Stock bear an appropriate legend restricting transfer.

         (f) NONTRANSFERABILITY OF OPTIONS. Except to the extent the Board otherwise approves, no option may be transferred other than by will or by the laws of descent and distribution, and during an Eligible Director's lifetime an option may be exercised only by him or her.

         (g) DISABILITY OR DEATH. Except as otherwise provided in any agreement evidencing an option granted to an Eligible Director hereunder, upon the cessation of the Eligible Director's service as a director of the Company as a result of such Eligible Director's disability or death, all options held by the Eligible Director immediately prior thereto may be exercised thereafter by the former Eligible Director, in the case of disability, or by his or her executor or administrator, or by the person or persons to whom the option is tranferred by will or the applicable laws of descent and distribution, subject in each case, however, to the original vesting schedule, if any, of any option prescribed in accordance with Section 6(d) and to the limitations of Section 6(c) regarding the maximum exercise period for such option.


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         (h) FAILURE TO BE RE-ELECTED. Except as otherwise provided in any agreement evidencing an option granted to an Eligible Director hereunder, if such Eligible Director is not renominated or re-elected to serve as a director of the Company, all options held by the Eligible Director immediately prior to the cessation of the Eligible Director's service as a director of the Company may be exercised thereafter by the former Eligible Director, subject, however, to the original vesting schedule, if any, of any option prescribed in accordance with Section 6(d) and to the limitations of
Section 6(c) regarding the maximum exercise period for such option.

         (i) RESIGNATION. Except as otherwise provided in any agreement evidencing an option granted to an Eligible Director hereunder, upon the cessation of the Eligible Director's service as a director of the Company as a result of such Eligible Director's resignation, all such options not then exercisable shall terminate and all such options that were exercisable immediately prior to the effective date of such resignation may be exercised by the former Eligible Director, at any time within one year after the director's resignation, subject, however, to the limitations of Section 6(c) regarding the maximum exercise period for such option; and after completion of such one-year period, all such options shall terminate to the extent not previously exercised.

         (j) CHANGE IN CONTROL. Notwithstanding any other provision of the Plan, if there is a Change in Control (as hereinafter defined) of the Company, all options outstanding under the Plan that are not otherwise fully exercisable shall become immediately exercisable in full. For purposes of this Section 6(i):

                  (1) "Person" means a person as defined in Section 3(a)(9) of the Securities Exchange Act of 1934, as amended (the "1934 Act"), which definition shall include a "person" within the meaning of Section 13(d)(3) of the 1934 Act;

                  (2) a "Change in Control" shall be deemed to have occurred if:

                           (A) the Company consummates a reorganization, merger
                  or consolidation of the Company, or sale or other disposition of all or substantially all of the assets of the Company (each a "Business Combination"), in each case UNLESS immediately following the consummation of such Business Combination all of the following conditions are satisfied: (x) Persons, who, immediately prior to such Business Combination, were the beneficial owners of the voting securities entitled to vote generally in the election of directors of the Company (the "Outstanding Voting Securities"), beneficially own (within the meaning of Rule 13d-3 promulgated under the 1934 Act), directly or indirectly, more than one-third (1/3) of, respectively, the then outstanding shares of Stock and the combined voting power of the then Outstanding Voting Securities entitled to vote generally in the election of directors, as the case may be, of the entity (the "Resulting Entity") resulting from such Business Combination (including, without limitation, an entity which as a result of such transaction owns the Company or all or substantially all of the Company's assets either directly or through one or more subsidiaries); (y) no Person (other than any limited partner of Dartmouth Capital Group, L.P. or shareholder of Dartmouth Capital Group, Inc., any employee benefit plan (or related trust) of the Company or the Resulting Entity) beneficially owns (within the meaning of Rule 13d-3), directly or indirectly, more than twenty percent (20.0%) of, respectively, the then outstanding shares of Stock of the Resulting Entity or the combined voting power of the then Outstanding Voting Securities of the Resulting Entity, except to the extent that such Person's beneficial ownership of the Company immediately prior to the Business Combination exceeded such threshold; and
                  (z) at least one-half (1/2) of the members of the board of directors of the Resulting Entity were members of the Board of Directors of

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                  the Company at the time the Company's Board of Directors
                  authorized the Company to enter into the definitive agreement providing for such Business Combination; or

                           (B) any Person (other than a limited partner of
                  Dartmouth Capital Group, L.P. or a shareholder of Dartmouth Capital Group, Inc.) acquires beneficial ownership (within the meaning of Rule 13d-3) of more than twenty percent (20.0%) of the combined voting power (calculated as provided in Rule 13d-3 in the case of rights to acquire securities) of the then Outstanding Voting Securities of the Company; PROVIDED, HOWEVER, that for purposes of this clause, the following acquisitions shall not constitute a Change in Control: (x) any acquisition directly from the Company, (y) any acquisition by the Company and (z) any acquisition by any employee benefit plan (or related trust) sponsored or maintained by the Company or any entity controlled by the Company; or

                           (C) the shareholders of the Company approve any plan
                  or proposal for the liquidation or dissolution of the Company.

7.       EFFECT, DISCONTINUANCE, CANCELLATION, AMENDMENT, TERMINATION AND WAIVER

         Neither the adoption of the Plan nor the grant of options to an Eligible Director shall affect the Company's right to grant to such director options that are not subject to the Plan, to issue to such director Stock as a bonus or otherwise, or to adopt other plans or arrangements under which Stock may be issued to Eligible Directors.

         The Board may at any time discontinue granting options under the Plan or terminate the Plan as to any further grants of options. The Board also may at any time or times amend the Plan or any outstanding option for the purpose of satisfying changes in applicable laws or regulations or for any other purpose that may at the time be permitted by law and the rules and regulations of any securities exchange or automated quotation system on which the Stock is listed for trading, PROVIDED, HOWEVER, that no such amendment shall adversely affect the rights of any Eligible Director (without his or her consent) under any option previously granted. Nothing in the preceding sentence shall be construed as limiting the power of the Board to make adjustments required by Section 4(c). The Board also shall have the authority, both generally and in particular instances, to waive compliance by an Eligible Director with any obligation to be performed by such director under an option granted hereunder, or to waive any condition or provision of any such option.